UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2025

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	GLXZ	OTCQB Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, Galaxy Gaming, Inc., a Nevada corporation (“Galaxy”), Evolution Malta Holding Limited, a company registered in Malta (“Evolution”), and Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Evolution, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Galaxy, with Galaxy surviving as a wholly owned subsidiary of Evolution (the “Merger”).

As previously reported, pursuant to the terms of the Merger Agreement, if the Merger has not been consummated by October 18, 2025 (the “First Extended Outside Date”), either Galaxy or Evolution may terminate the Merger Agreement; provided that such date shall be automatically extended to January 18, 2026 if, on the First Extended Outside Date, all conditions to the Merger would have been satisfied or waived if the closing had taken place on the First Extended Outside Date, other than the closing conditions related to the absence of certain legal constraints, or the receipt of certain gaming regulatory approvals (the “Gaming Approval Closing Condition”).

As of October 18, 2025, all conditions to the Merger would have been satisfied or waived if the closing had occurred on such date, other than the Gaming Approval Closing Condition. In accordance with the foregoing terms, on October 18, 2025, the First Extended Outside Date was automatically extended to January 18, 2026.

Galaxy and Evolution continue to be actively engaged with gaming regulators to secure the approvals required to satisfy the Gaming Approval Closing Condition, and, consistent with Galaxy’s prior disclosure, Galaxy continues to anticipate regulatory consideration of the transaction to occur in November or December of 2025, and subject to regulatory approval and satisfaction of all closing conditions, closing of the transaction to occur prior to the end of calendar year 2025.

The foregoing description of the Merger Agreement is subject to, and is qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Galaxy on July 18, 2024, which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this communication constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this communication reflect Galaxy’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of Galaxy, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and satisfaction of other closing conditions to consummate the proposed Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks that the proposed Merger disrupts Galaxy’s current plans and operations or diverts the attention of Galaxy’s management or employees from ongoing business operations; the risk of potential difficulties with Galaxy’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed Merger; the risk that the proposed Merger may involve unexpected costs and/or unknown or inestimable liabilities; the risk that Galaxy’s business may suffer as a result of uncertainty surrounding the proposed Merger; the risk that stockholder litigation in connection with the proposed Merger may affect the timing or occurrence of the proposed Merger or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the proposed Merger or any further announcements or the consummation of the proposed Merger on the market price of Galaxy’s common stock.

While forward-looking statements reflect Galaxy’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. Galaxy disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Galaxy’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Galaxy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, as updated by Galaxy’s subsequent periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2025

GALAXY GAMING, INC.

By:	/s/ Steven Kopjo
Steven Kopjo
Chief Financial Officer